Exhibit 10.20

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*****], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO SECURITY MATTERS LTD. IF PUBLICLY DISCLOSED.

TrueGold Licensing Agreement

Security Matters, Ltd

(Israel Company No. 515125771)

and

True Gold Consortium Pty Ltd

ACN 641 483 374

and

W.A. Mint Pty Ltd

ACN 054 024 314

Draft No: 4

Date: 26 July 2020

K&L Gates

Melbourne office

Ref: 7392718.00001

Table of Contents

1.	Definitions and interpretation	1

1.1	Definitions	1
1.2	Interpretation	6

2.	Term	7

3.	Licence	7

3.1	Grant of licences	7
3.2	Additional terms relating to Isorad Technology	8
3.3	No other licence to be granted	8
3.4	Sub-licensing	8
3.5	Extension of Licence and Additional Licences	8

4.	Transfer From Licensor To Licensee	9

5.	The Licensee’s Use Of The Isorad Patents And Security Matters Patents	9

6.	Ownership Of Intellectual Property Rights	10

7.	Royalty Fees	10

7.1	Royalty instalments	10
7.2	R&D and cost reimbursement	10
7.3	Effect of termination	10
7.4	Taxes	10
7.5	Late Payment Fee	10

8.	Infringement	11

8.1	Monitoring obligations	11
8.2	Licensor’s right to take action in relation to Security Matters Technology and Isorad Technology	11

9.	Records	11

9.1	Licensee must maintain records	11
9.2	Accountant or auditor may inspect records	11

10.	GST	11

11.	Limitation Of Liability	13

11.1	Licensee exploits the Isorad Technology and Security Matters Technology at its own risk	13
11.2	Exclusion of warranties	13
11.3	Exclusion of indirect and consequential loss	13

12.	Indemnities	14

12.1	Indemnity by the Licensee	14
12.2	Indemnity by the Licensor	14
12.3	Contribution	14

13.	Intellectual Property Registrations And Recordals	14

13.1	Registration and recordals	14
13.2	Ownership of Generated Data	15

Table of Contents (ctd)

14.	Infringement And Third Party Proceedings	15

14.1	Notice of infringement	15
14.2	Response to infringement by a third party	15
14.3	Survival of clause	16

15.	Insurance	16

15.1	Licensee to maintain insurance	16
15.2	Requirements for insurance policy	16
15.3	Evidence of insurance	16
15.4	Compliance	16
15.5	Survival of obligations	17
15.6	Insurance requirements for End Users	17

16.	Termination	17

16.1	When the parties may terminate this agreement	17
16.2	Termination for convenience	17
16.3	Termination by Licensor	17
16.4	Consequences of termination	17

17.	Confidential Information	18

17.1	Obligation	18
17.2	Exceptions to confidentiality	18
17.3	Survival of clause	18

18.	Assignment	18

19.	Post termination Restraints	19

19.1	Qualification	19
19.2	Circumstances	19
19.3	Restrictive covenants	19
19.4	Separate Restraints	20
19.5	Exceptions	20
19.6	Restraints reasonable	21
19.7	Remedies	21
19.8	Definition of Restraint Area	21
19.9	Definition of Restraint Period	21

20.	Warranties Of Capacity	21

20.1	Representations and warranties	21
20.2	Reliance on representations and warranties	22
20.3	General warranties	23
20.4	Power of attorney	23

21.	Resolution of disputes	23

21.1	Procedure for Resolving Disputes	23
21.2	Negotiation	23
21.3	Costs	24

22.	General Provisions	24

22.1	Entire agreement	24
22.2	Variation	24
22.3	Waiver	24
22.4	Further assurances	24

2

Table of Contents (ctd)

22.5	Governing law and jurisdiction	24
22.6	Severance	25
22.7	Preservation of existing rights	25
22.8	No merger	25
22.9	Relationship of parties	25
22.10	Good faith	25
22.11	Legal expenses	25
22.12	Notices	25
22.13	Counterparts	26

3

TrueGold Patent Licensing Agreement

Date    26 July 2020

Parties

1.	Security Matters, Ltd an Israeli corporation PC #515125771 c/- K&L Gates, L25, 525 Collins Street, Melbourne, Victoria 3000 (Licensor)

2.	True Gold Consortium Pty Ltd ACN 641 483 374 of 51b Marlow Street, Wembley, Western Australia 6108 (Licensee)

3.	W.A. Mint Pty. Ltd. ACN 054 024 314 of 310 Hay Street, East Perth, Western Australia 6005 (WA Mint)

Background

A.

The Licensor is the owner or controller of the Security Matters Technology and has the right to exploit, research, develop, use, produce and market the Isorad Technology pursuant to the Isorad Licence Agreement.

B.	The Licensee wants the right to use the Security Matters Technology and the Isorad Technology to exploit, research, develop, use, produce and market certain Products anywhere in the Territory

C.	The Licensor will provide the Licensee with the Security Matters Technology and Isorad Technology to exploit, research, develop, use, produce and market certain Products anywhere in the Territory.

D.	W.A. Mint Pty Ltd represents one of the consortium parties under the Shareholders Agreement and makes certain covenants under this agreement.

Agreed terms

1.	Definitions And Interpretation

1.1	Definitions

In this agreement, unless the context clearly indicates otherwise:

Address for Service means the address of each party appearing in this agreement or any new address notified by any party to all other parties as its new Address for Service;

Allowable Deductions means the following items:

(a)	amounts refunded or credited which reduce Licensee’s Revenue and includes any refunds for product or services which is rejected, spoiled, damaged, out of date or returned;

(b)	freight, shipment and insurance costs incurred in transporting products;

(c)	direct taxes, tariffs and customs duties applied on the sale, exportation or importation of products;

Business Contacts means the customers, clients, lenders, suppliers, service providers, manufacturers, agents, distributors, joint-venture participants of the Licensor at any time;

Business Plan means the business plan of the Licensee in accordance with the Shareholders Agreement.

Commencement Date means the date the last party signs this agreement;

Confidential Information includes:

(a)	this agreement;

(b)	information or material proprietary to a party including object codes, user manuals and diagrams;

(c)	financial information relating to a party, information as to a party’s present or future business plans and products, and any arrangements and agreements between a party and third parties;

(d)	technical information, ideas, concepts, know-how, processes and knowledge proprietary to a party; and

(e)

any other confidential information or information designated by one party to the other party as being confidential, and which comes into the possession of the other party as a result of the performance of its obligations or otherwise in connection with this agreement;

Corporations Act means the Corporations Act 2001 (Cth);

End User means an end user licensee of a Product who is granted a sub-licence to use a Product, pursuant to clause 3.4.

Expert means a suitably qualified valuer as is appointed by the President for the time being of the Institute of Chartered Accountants in Australia;

Field means the industry comprising gold as a precious metal being products that have an ISO 4217 currency code “XAU”.

Generated Data means all data, including databases, generated or compiled by the Licensee and any End User from the use of the Isorad Technology or the Security Matters Technology;

Gross Negligence means an act or failure to act which, in addition to constituting negligence, was in reckless disregard or wanton indifference to the consequences;

GST means any tax imposed on the supply of goods, services, real or personal property or other things or similar tax and includes the goods and services tax as imposed by the GST Law;

GST Law has the meaning given to that term in A New Tax System (Goods and Services Tax) Act 1999;

Insolvency Event means the occurrence of any one or more of the following events in relation to any person:

(a)

an application to a Court for an order that the person be wound up, declared bankrupt or that a provisional liquidator or receiver and manager be appointed, unless the application is withdrawn, struck out or dismissed within 14 days of it being made;

(b)	appointment of a liquidator or provisional liquidator;

(c)	appointment of an administrator or a controller over any of the person’s assets;

(d)	entry by the person into an arrangement or composition with one or more of its creditors, or an assignment by the person for the benefit of one or more of its creditors;

(e)	a proposal by the person of a reorganisation, moratorium, deed of company arrangement, administration or other agreement involving or with one or more of its creditors;

(f)	the proposed winding up or dissolution of the person;

(g)	the person becomes insolvent as disclosed by its accounts or otherwise, states that it is insolvent or it is presumed to be insolvent under an applicable law;

(h)

the person becomes insolvent or under administration as defined in the Corporations Act or law to the equivalent effect in the Territory or Licensee’s place of incorporation or action is taken which could result in that event;

(i)	the person is taken to have failed to comply with a statutory demand in accordance with the Corporations Act or law to the equivalent effect in the Territory or Licensee’s place of incorporation;

(j)	a notice is issued under sections 601AB or 601AA of the Corporations Act or law to the equivalent effect in the Territory or Licensee’s place of incorporation;

(k)	a writ of execution is levied against the person or the person’s property; or

(l)	anything that occurs under the law of any jurisdiction which has a substantially similar effect to any of the above paragraphs;

Intellectual Property Rights means any intellectual and industrial property rights throughout the world including rights in respect of or in connection with any confidential information, copyright (including future copyright and rights in the nature of or analogous to copyright including without limitation any database rights), moral rights, inventions (including patents), trade marks, service marks, designs and circuit layouts, whether or not now existing and whether or not registered or registrable, and includes any right to apply for the registration of such rights and includes all renewals and extensions and any other Intellectual Property Rights as defined in Article 2 of the World Intellectual Property Organisation Convention of 1967;

Involvement means to be engaged interested or otherwise involved in, and includes any indirect or direct involvement, in any capacity, or by any means either through the Licensor itself or any related, associated or affiliated person;

Isorad means Isorad Ltd., a company duly registered under the laws of Israel, PC # 520027475 located having a place of business at Soreq NRC, Yavne 810000, Israel;

Isorad Developed IP means all Intellectual Property Rights created or developed by Isorad from the Commencement Date relating to the Isorad Technology that is the subject of the Isorad Licence Agreement, and excludes Generated Data;

Isorad Licence Agreement means the `License Agreement’ between Isorad as licensor, and the Licensor, dated 1 January 2015 as varied on 10 July 2018 provided as a redacted version, with only the unredacted parts construed to be part of the Isorad Licence Agreement for the purposes of this Agreement;

Isorad Patents means the items described in Item 1 of Schedule 1 as amended by the parties in writing from time to time, whether registered, pending or registrable;

Isorad Patent Rights means Intellectual Property Rights in Isorad Patents, or Intellectual Property Rights to which Security Matters is entitled, which are based on, related to, or resulting from, the Isorad Patents, (including any divisions, continuations, continuations in part, renewals, re-issues, extensions, supplementary protection certificates, utility models and foreign equivalents of any of them) and rights with respect to patent applications and patentable inventions, including the right to apply for registration of any such rights;

Isorad Technology means the following that are owned, in the possession or control of, the Licensor that are the subject of the Isorad Licence Agreement and relating to the development and production of the Products being:

(a)	the Isorad Patents;

(b)	all Isorad Patent Rights corresponding to the Isorad Patents anywhere in the world; and

(c)	all Intellectual Property Rights in the Know-How;

Know-How means all Confidential Information in the Licensor’s or Isorad’s possession or control pertaining to researching, developing, using, producing and marketing of the Products or services and necessary (or reasonably assistive) in the Field for the Licensee to have full benefit of the Isorad Patents or the Security Matters Patents (as the case may be) and the Isorad Patent Rights or Security Matters Patent Rights (as the case may be);

Late Payment Fee means a fee calculated at the Bank Bill Swap Bid Rate (BBSY) plus 2% per annum, accruing from day to day for each payment due under this agreement but not made on the due date;

Licensee’s Improvements means all Confidential Information of a technical nature and all Intellectual Property Rights, developed or acquired by the Licensee during the Term directly relating to or deriving from the Isorad Technology or the Security Matters Technology, including patentable inventions and Confidential Information that originates with the Licensee or is acquired by the Licensee before the Licensor discovers those improvements, but excluding any Generated Data;

Licensee’s Revenue means all revenue (excluding research grants) of the Licensee derived from using the Security Matters Technology or the Isorad Technology in accordance with the licence in clause 3 (including any sub-licences), as determined in accordance with ordinarily accepted accounting principles in Australia, less Allowable Deductions. Licensee’s Revenue does not include any amount collected as GST, or any money withheld by a debtor on account of the tax laws in the debtors’ country which the Licensee cannot claim as a tax credit in the period under review for calculating the Royalty;

Materials means all documents, databases, records, genetic, biological and chemical compounds and substances and other physical things which:

(a)	comprise, contain, or embody the Security Matters Patents or the Security Matters Patent Rights or the Know-How in relation to the Field; and

(b)	are reasonably necessary for Licensee to have full benefit of the Security Matters Patents or the Security Matters Patent Rights or the Know-How in relation to the Field;

Payment means any amount payable in connection with this agreement including any amount payable by way of indemnity, reimbursement or otherwise and includes the provision of any non-monetary consideration;

Products means the products or services in relation to which the Security Matters Technology and the Isorad Technology is used in accordance with this agreement;

Prospective Business Contacts means parties with whom the Licensor was, to the Licensee’s knowledge, intending to enter into a relationship of customer, client, lender, supplier, service provider, manufacturer, agent, distributor or joint-venture participants as at the relevant time;

Purpose means to commercialise and exploit Security Matters Technology and the Isorad Technology in all facets of the Field;

Restricted Business means any business that competes with, or is of a similar nature to, the business carried on by the Licensor from time to time including but not limited to:

(a)	anti-counterfeit technologies;

(b)	supply chain integrity technology; and

(c)	brand authenticity.

Royalty means a direct pass through of the Licensor’s royalty commitment to Isorad under the Isorad Licence Agreement (at the time of this agreement 4.2% of revenues);

Security Matters Developed IP means all Intellectual Property Rights created or developed by the Licensor from the Commencement Date relating to the Security Matters Technology, and excludes Generated Data;

Security Matters Patents means the items described in Item 2 of Schedule 1 as amended by the parties in writing from time to time, whether registered, pending or registrable;

Security Matters Patent Rights means Intellectual Property Rights in Security Matters Patents, or Intellectual Property Rights which are based on, related to, or resulting from, the Security Matters Patents, (including any divisions, continuations, continuations in part, renewals, re-issues, extensions, supplementary protection certificates, utility models and foreign equivalents of any of them, as well as any later patents or patent applications based on the Security Matters Patents or improvements and/or enhancements to them) and rights with respect to patent applications and patentable inventions, including the right to apply for registration of any such rights;

Security Matters Technology means the following that are either owned, in the possession or control of, the Licensor and relating to the development and production of the Products in the Field being:

(a)	the Security Matters Patents;

(b)	all Security Matters Patent Rights corresponding to the Security Matters Patents anywhere in the world; and

(c)	all Intellectual Property Rights in the Know-How and the Materials,

including all future enhancements and improvements to the above;

Shareholders Agreement means an agreement dated on or about the date of this agreement, governing the shareholding of the Licensee and management and operation of the business of the Licensee.

Specified Countries means any of the Russian Federation, the People’s Republic of China or India.

Soreq means Soreq NRC, Yavne 810000 Israel;

Term means the period starting from the Commencement Date until the Termination Date;

Termination Date means the earlier of the date on which this agreement is lawfully terminated under clause 16.

Territory means the territory described in Item 3 of Schedule 1.

1.2	Interpretation

In this agreement unless the context clearly indicates otherwise:

(a)

a reference to this agreement or another document means this agreement or that other document and any document which varies, supplements, replaces, assigns or novates this agreement or that other document;

(b)

a reference to legislation or a legislative provision includes any statutory modification, or substitution of that legislation or legislative provision and any subordinate legislation issued under that legislation or legislative provision;

(c)

a reference to a body or authority which ceases to exist is a reference to either a body or authority that the parties agree to substitute for the named body or authority or, failing agreement, to a body or authority having substantially the same objects as the named body or authority;

(d)	clause headings and the table of contents are inserted for convenience only and do not form part of this agreement;

(e)	the introduction accurately sets out the circumstances in which the parties have entered into this agreement;

(f)	a reference to a person includes a natural person, corporation, statutory corporation, partnership, the Crown or any other organisation or legal entity;

(g)	a reference to a natural person includes their personal representatives, successors and permitted assigns;

(h)	a reference to a corporation includes its successors and permitted assigns;

(i)	an obligation or warranty on the part of 2 or more persons binds them jointly and severally and an obligation or warranty in favour of 2 or more persons benefits them jointly and severally;

(j)	a reference to a breach of warranty includes that warranty not being complete, true or accurate;

(k)	a requirement to do any thing includes a requirement to cause that thing to be done and a requirement not to do any thing includes a requirement to prevent that thing being done;

(l)	monetary amounts are expressed in Australian dollars;

(m)	the singular includes the plural and vice-versa;

(n)	a reference to a thing includes each part of that thing; and

(o)	neither this agreement nor any part of it is to be construed against a party on the basis that the party or its lawyers were responsible for its drafting.

2.	Term

This agreement begins on the Commencement Date and will continue for the Term.

3.	Licence

3.1	Grant of licences

(a)	Subject to sub-clause 3.1(b), in consideration of payment of the Royalty by the Licensee, the Licensor grants the Licensee:

(i)

subject to clause 3.5(a) an exclusive, perpetual licence to use the Security Matters Technology for the Purpose anywhere in the Territory (excluding where this agreement is terminated by the Licensor for the Licensee’s breach under clause 16); and

(ii)	subject to clause 3.2, an exclusive, perpetual licence to use the Isorad Technology, for the Purpose anywhere in the Territory.

(b)	To the extent that the Licensee wish to use the Security Matters Technology or the Isorad Technology:

(i)	to assist or participate in a venture with the Government of any Specified Country;

(ii)	in respect of any company that is owned or controlled by persons from any of the Specified Countries;

(iii)	in any of the Specified Countries,

it must obtain the written consent of the Board of Security Matters, which may withhold its consent or exercise its discretion to partially or conditionally consent as it sees fit.

(c)	In respect of the Isorad Patents and the Security Matters Patents, the licence grant under this clause 3 is further subject to clause 5(b) of this agreement.

(d)	The Licensee agrees that it will not compete in any way with the Licensor outside of the Field.

3.2	Additional terms relating to Isorad Technology

In relation to the Isorad Technology, the Licensee must comply with and will receive the benefit of, the additional terms from the Isorad Licence Agreement applicable to the licensee in that Agreement, which are set out in Item 4 of Schedule 1, and which are incorporated by reference in this agreement, whereby:

(a)	all references in the Isorad Licence Agreement to:

(i)	‘Company’ and ‘Isorad’ will be taken to mean the Licensee and the Licensor respectively as defined in this agreement;

(ii)	‘Licensed Technology’ will be taken to mean the Isorad Technology as defined in this agreement;

(b)	subject to sub-clause 3.2(c), all capitalised terms in the Isorad Licence Agreement will have the meaning as defined in the Isorad Licence Agreement, unless otherwise stated;

(c)

in the event of any conflict between the defined terms, rights or obligations in the Isorad Licence Agreement and this agreement, for the purposes of this clause 3 and clause 5(b), then the terms of the Isorad Licence Agreement shall prevail to the extent of any inconsistency.

3.3	No other licence to be granted

During the Term, the Licensor will not grant any other licence to any third party to use the Isorad Technology or the Security Matters Technology for use in the Field.

3.4	Sub-licensing

The Licensee may grant to a End User a sub-licence to the object code of software that forms part of the Licensed Technology on commercial arms’ length terms, embedded within the intended hardware (for example a “Reader”) but may not offer the Licensed Technology for further licence or distribution or as a separable piece from the originally intended Security Matters Technology.

3.5	Extension of Licence and Additional Licences

(a)

If the Licensor or any other third party creates Security Matters Developed IP during the Term, the Licensor acknowledges that the grant of licence in clause 3.1(a)(i) extends to cover this Security Matters Developed IP , and the Licensor grants to the Licensee a licence on the same terms as the licence specified in clause 3.1(a)(i) in respect of the Security Matters Developed IP and Isorad Developed IP relevant to the Field from the date of its creation, for the Term.

(b)

If the Licensee has created any Licensee’s Improvements during the Terms in respect of Security Matters Technology which is usable outside of the Field, the Licensee grants the Licensor an exclusive, irrevocable, perpetual royalty free worldwide licence to use the Licensee’s Improvements.

(c)

Commencing immediately on creation, if the Licensee creates any Licensee’s Improvements during the Term in respect of Isorad Technology, subject to the prior written consent of Soreq, the grant of licence in clause 3.1(a)(i) extends to cover such Licensee’s Improvements on the same terms as specified in clause 3.1(a)(i) for the remainder of the Term.

(d)	In the event any of the Security Matters Patents are not granted:

(i)	the licence granted in clause 3.1 continues irrespective; and

(ii)

where any of the Security Matters Patents are not granted and no longer constitute Confidential Information under this agreement, then any restrictions or obligations pertinent to those Security Matters Patents that are not granted, no longer apply with immediate effect to the Licensee, End User, W.A. Mint Pty Ltd and their officers, employees and agents and are deemed unenforceable against them.

4.	Transfer From Licensor To Licensee

To give effect to the licences granted in clause 3, the Licensor will provide to the Licensee the Materials (or provide full access to such Materials) on the Commencement Date.

5.	The Licensee’s Use Of The Isorad Patents And Security Matters Patents

(a)

The Licensee will allocate or acquire sufficient resources to fully and diligently exploit the licences granted in clause 3 in a manner best calculated to yield maximum benefit to both Licensor and Licensee;

(b)	During the Term and subject to clause 5(c), the Licensee and W.A. Mint Pty Ltd covenant:

(i)	to only use the Isorad Patents and Security Matters Patents in relation to the Field;

(ii)	not to deliberately have any Involvement in or with any Restricted Business; and

(iii)	not to deliberately employ any competing technologies in the Field and warrant that the Security Matters Technology will be the only covert marking technology employed in the Field

(c)

The Licensor acknowledges and agrees that if the Licensee, W.A. Mint Pty Ltd, or any End Users, are required, directed or instructed by published written document, [REDACTED] then the obligations and covenants in this clause 5 do not apply to the Licensee, W.A. Mint Pty Ltd, or the End Users, to the extent required to comply with that requirement or direction.

(d)

In the event that any party becomes aware that a requirement or direction from [REDACTED] is being considered that would impact this Agreement, that party must immediately notify all other parties under this Agreement in writing and detailing the pertinent facts.

6.	Ownership Of Intellectual Property Rights

(a)	Each party owns all Intellectual Property Rights developed independently of this agreement.

(b)	Ownership of all Intellectual Property Rights in any of the Licensee’s Improvements in respect of the Security Matters Technology vests absolutely upon creation with the Licensor.

(c)

Ownership of all Intellectual Property Rights in any of the Licensee’s Improvements in respect of the Isorad Technology vests absolutely upon creation with the Licensor and Soreq jointly. The Licensor grants a royalty free, perpetual and worldwide licence to the Licensee to use the Licensee’s Improvements in respect of the Isorad Technology for all purposes that are related to the Field and will use its best endeavours to obtain consent to this licence by Soreq, if requested by the Licensee.

7.	Royalty Fees

7.1	Royalty instalments

(a)	The Licensee must pay the Royalty by monthly instalments in arrears within 14 days after the last day of each calendar month.

(b)

The Licensee must provide to the Licensor, together with each Royalty payment, a statement detailing all Licensee Revenue for the relevant month and identifying the Royalty amount and any applicable taxes.

7.2	R&D and cost reimbursement

The Licensee must pay the agreed costs owing to the Licensor for reimbursement of R&D and other costs under the Licensee’s Business Plan (if any) by monthly instalments in arrears within 7 days after the last day of each calendar month.

7.3	Effect of termination

If this agreement is terminated for any reason during a month, then the Royalty for that month is payable 14 days after termination.

7.4	Taxes

Each payment of Royalty by the Licensee must be made with an additional amount equal to any goods and services, consumption, value added or similar tax applying to that Royalty payment or imposed on the supply in respect of which the Royalty payment is made.

7.5	Late Payment Fee

The Licensee must pay a Late Payment Fee for each Payment that is not made on the due date. The Licensee’s obligation to pay the Late Payment Fee is without prejudice to the Licensor’s other rights under this agreement.

8.	Infringement

8.1	Monitoring obligations

Each party must use best endeavours to monitor infringement of the Intellectual Property Rights subject to this agreement on a worldwide basis and must notify the other party immediately if it becomes aware of any:

(a)	actual or threatened infringement of the Intellectual Property Rights;

(b)	an allegation of claim (written or otherwise) that the use of the Intellectual Property Rights by Licensor, Licensee or any End User infringes any third party rights.

8.2	Licensor’s right to take action in relation to Security Matters Technology and Isorad Technology

The Licensor must take all reasonable actions at its cost to:

(a)	take action in relation to any unauthorised use of the Intellectual Property Rights subject to this agreement or any breach of confidence; or

(b)	to defend the rights of Licensor to the Intellectual Property Rights subject to this agreement.

9.	Records

9.1	Licensee must maintain records

During the Term and for a period of 7 years after termination or expiration, the Licensee must maintain in a manner approved by the Licensor accurate records and accounts of the Licensee’s Revenue and any other information reasonably required by the Licensor.

9.2	Accountant or auditor may inspect records

The Licensee must permit any reasonable request of the Licensor to have an accountant or auditor of the Licensor during ordinary business hours to inspect and verify any records required to be maintained by the Licensee under clause 9.1 and any supporting records held by the Licensee. The Licensee must give all reasonable assistance to the accountant or auditor to carry out the inspection and verification and permit the accountant or auditor to take copies of any of those records.

10.	GST

(a)	Words or expressions used in this clause which are defined in the GST Law have the same meaning in this clause.

(b)	Unless a Payment is expressly stated to be inclusive of GST, all Payments have been calculated without regard to GST.

(c)

If the whole or any part of any Payment is consideration for a taxable supply, (whether or not the Payment is in whole or in part expressed as an amount of money), unless a Payment is expressly stated to be inclusive of GST, the recipient of the supply must pay to the supplier, as additional consideration, an amount equal to the GST:

(i)

to the extent that GST payable by the supplier on the taxable supply is attributable to a tax period of the supplier during which consideration is received for that taxable supply, at the same time that that consideration is received and to the extent that the GST is attributed to that tax period; or

(ii)

to the extent that the GST payable by the supplier on the taxable supply is attributable to a tax period of the supplier during which an invoice is issued by the supplier for that taxable supply, at the first time that any of the consideration is payable on the taxable supply and to the extent that the GST is attributed to that tax period; or

(iii)

to the extent that the GST payable by the supplier on the taxable supply is not covered by (i) or (ii), at the end of the tax period to which the GST is attributable and to the extent that the GST is attributed to that tax period.

(d)	The supplier must deliver to the recipient (or the payer of the relevant consideration if different to the recipient) a Tax Invoice for any taxable supply made under this agreement on the earlier of:

(i)	the date any claim for payment for the taxable supply is made to the supplier; or

(ii)	the date any amount is payable by the recipient to the supplier in respect of the taxable supply.

(e)

If a Payment to a party is a reimbursement or indemnification, calculated by reference to a loss, cost or expense incurred by that party, then that Payment will be reduced by the amount of any input tax credit or reduced input tax credit to which that party is entitled for that loss, cost or expense. That party will be assumed to be entitled to full input tax credits unless it can show the payer, to its reasonable satisfaction, otherwise prior to the date of any Payment.

(f)

If an adjustment note is required by the GST Law to be provided by the supplier to the recipient or payer in respect of any taxable supply made under this agreement, the supplier must deliver the adjustment note to the recipient or payer:

(i)	where the supplier causes the relevant adjustment event, within 5 days of the date of that adjustment event; or

(ii)	otherwise, within 5 days after the supplier becomes aware of the relevant adjustment.

(g)

If a party is a member of GST group, references to GST for which the party is liable and to input tax credits to which the party is entitled include GST for which the representative member is entitled.

(h)	No later than 10 days after the date of this agreement, the supplier will inform the recipient in writing of the supplier’s Australian Business Number.

11.	Limitation Of Liability

11.1	Licensee exploits the Isorad Technology and Security Matters Technology at its own risk

Except to the extent the Licensee is otherwise permitted to rely on this agreement or provided for in the agreement, the Licensee agrees that it exploits the Isorad Technology and Security Matters Technology and researches, develops, uses, produces and markets the Products at the Licensee’s own risk.

11.2	Exclusion of warranties

Except as otherwise set out in this agreement, the Licensor has not made any and excludes all warranties, terms, conditions or undertakings, whether express or implied, written or oral, statutory or otherwise including:

(a)

any implied warranty of merchantability or of fitness for a particular purpose in respect of the Isorad Technology or the Security Matters Technology, or its suitability for researching, developing, using, producing and marketing the Products;

(b)	any warranties as to the validity or scope of any of the Isorad Patents or the Security Matters Patents;

and to the full extent permitted by the laws of the Territory having jurisdiction, any conditions or warranties imposed by legislation are excluded.

11.3	Exclusion of indirect and consequential loss

(a)

To the full extent permitted by the laws of the Territory having jurisdiction, the Licensor will not be liable for any special, indirect or consequential loss or damages which do not arise naturally from a breach of this agreement and according to the usual course of things, including any indirect loss of profit arising in connection with this agreement.

(b)

To the full extent permitted by the laws of the Territory having jurisdiction, neither the Licensee nor any End User will be liable for any special, indirect or consequential loss or damages which does not arise naturally from a breach of this agreement and according to the usual course of things, including any indirect loss of profit arising in connection with this agreement. Notwithstanding the exclusion in this clause 11.3(b), the Licensee and any End User will not be entitled to rely on this exclusion where they have deliberately acted outside of the rights granted to it under clause 3.1 and 3.4 (as applicable) and / or breached the obligations in clause 17.

(c)

To the full extent permitted by the laws of the Territory having jurisdiction, W.A. Mint Pty Ltd’s liability in connection with this agreement (whether in contract, tort (including negligence), right of indemnity, or statute) will not under any circumstance exceed (cumulatively and in the aggregate) the sum of the Royalties paid to the Licensor in the past 12 months.

12.	Indemnities

12.1	Indemnity by the Licensee

The Licensee indemnifies and releases and must keep indemnified and released the Licensor, Isorad and their officers, employees and agents from and against all actions, claims, demands, costs or expenses (including legal costs on a solicitor and own client basis) in connection with any injury (including death) to any person or loss of or damage to property which may arise from or as a result of:

(a)	any unlawful or Grossly Negligent act or omission of Licensee, its officers, employees and agents; or

(b)

infringement of any third party’s Intellectual Property Rights directly attributable to the Licensee’s misuse and modification of the Isorad Technology or the Security Matters Technology, where the Licensee has actual knowledge of the third party’s Intellectual Property Rights,

12.2	Indemnity by the Licensor

The Licensor indemnifies and releases and must keep indemnified and released the Licensee, WA Mint, and their officers, employees and agents from and against all actions, claims, demands, costs or expenses (including legal costs on a solicitor and own client basis) in connection with: any injury (including death) to any person; or loss, damage, expense, or liability of any form, which may arise from or as a result of:

(a)	any unlawful or Grossly Negligent act or omission of the Licensor, its officers, employees and agents; or

(b)

infringement of any third party’s Intellectual Property Rights arising from exploitation of the Isorad Technology or Security Matters Technology by the Licensee in accordance with permitted rights in this agreement,

12.3	Contribution

A party’s liability under clauses 12.1 or 12.2 (as applicable) will be reduced proportionately to the extent that any unlawful or negligent act or omission of that party or any of that party’s officers, employees or agents contributed to the injury, death or loss or damage to property referred to in clause 12.1 or 12.2 (as applicable).

13.	Intellectual Property Registrations And Recordals

13.1	Registration and recordals

(a)

The Licensor will make (and will use best endeavours to ensure that Isorad makes) all best commercial efforts to obtain and prosecute the grant of a patent (in a manner which maximises scope and minimises the risk of invalidity) pursuant to each application made at the date of this agreement and made in respect of any of the Security Matters Patents and Isorad Patents, subject to reimbursement as set out in the Business Plan (if any). The Licensor must (and must use best endeavours to procure that Isorad) maintain and renew for the duration of the Term all Security Matters Patents and Isorad Patents.

(b)	The Licensee will not:

(i)	record or attempt to record any interest in the Security Matters Patents or Isorad Patent Rights with public authorities in any part of the Territory; or

(ii)

challenge the validity of the Isorad Patents or Security Matters Patents or Security Matters Patent Rights or Isorad Patent Rights and the Intellectual Property Rights included in the Security Matters Technology or Isorad Technology.

13.2	Ownership of Generated Data

(a)	The Licensee will own all Generated Data it creates.

(b)	The Licensee agrees to use the blockchain solution and cloud based solution that the Licensor advises from time to time to match the Licensor’s Generated Data and for date interoperability.

(c)

The Licensee grants to the Licensor, a free non-exclusive, irrevocable, perpetual, royalty free licence to use the Generated Data (subject to the requirements of, and compliance with, any privacy laws, including the Privacy Act 1988 (Cth)) to the extent that it relates to the Isorad Technology or the Security Matters Technology anywhere in the Territory.

(d)	The Licensor must not use the Generated Data in any manner that would constitute Restricted Business or would create a commercial conflict with the Licensor.

14.	Infringement And Third Party Proceedings

14.1	Notice of infringement

During the Term, each party must give the other party notice of:

(a)	any claim or allegation that the exercise of the rights under this agreement constitutes an infringement of the rights of any third party; and

(b)	any third party’s infringement or threatened infringement of any Intellectual Property Rights in the Isorad Technology or Security Matters Technology, of which it becomes aware.

14.2	Response to infringement by a third party

The parties will confer as to what steps (if any) are to be taken against any person infringing either the Isorad Patents or Security Matters Patents or other Intellectual Property Rights in the Isorad Technology or the Security Matters Technology, and:

(a)

the Licensee will be solely responsible for all costs (including legal costs), damages and expenses incurred where the infringement relates to matters within the Field as the Licensee determines appropriate and will be solely entitled to any damages, profits or other compensation recovered by such proceedings. At the expense of the Licensee, the Licensor will furnish to it all reasonably necessary assistance in relation to the proceedings; and

(b)	the Licensor will be solely responsible for all costs (including legal costs), damages and expenses incurred where the infringement relates to matters outside the Field as the Licensor determines appropriate and will be solely entitled to any damages, profits or other compensation recovered by such proceedings. At the expense of the Licensor, the Licensee will furnish to it all reasonably necessary assistance in relation to the proceedings.

14.3	Survival of clause

This clause 14 survives expiration or earlier termination of this agreement.

15.	Insurance

15.1	Licensee to maintain insurance

Each party must maintain throughout the Term professional indemnity, product liability and third party liability insurance with cover as agreed in the Business Plan for each policy in respect of its exploitation of the Isorad Technology and Security Matters Technology.

15.2	Requirements for insurance policy

Each insurance policy taken out by the Licensor or Licensee must:

(a)	note the Licensor or Licensee (as applicable) as a named insured under the policy;

(b)

include a cross liability clause to the effect that every named insured under the policy is separately insured under the policy and can therefore operate the policy and sue any of the other named insured parties, and, as far as is possible and to the extent that the premium on a policy including the following provisions is reasonable and does not result in a material price difference, must:

(c)	include advance payment of defence costs;

(d)	include payment of penalties and fines; and

(e)

provide that where the insurer wishes to settle a dispute or action and the relevant insured or insureds do not wish to so settle, the matter will be referred for determination by expert counsel relevant to the dispute (counsel to be agreed upon between the insurer and insureds or, failing agreement, appointed by the Australian Commercial Disputes Centre). The expert’s decision whether or not to settle will be binding on the insurer and the insureds.

15.3	Evidence of insurance

Each party must produce evidence to the other of the currency of the insurance polices referred to in this clause 15 on request in writing from the other party.

15.4	Compliance

Each party must comply with the terms of all insurance policies taken out under this agreement.

15.5	Survival of obligations

Each party’s obligations under this clause 15 survive expiration or earlier termination of this agreement for a period of 10 years from the date of the latest of expiry or early termination.

15.6	Insurance requirements for End Users

The Licensee will use its best endeavours to ensure that any sub-licence granted by the Licensee over the Security Matters Technology includes provisions to no less effect and extent than in this clause 15.

16.	Termination

16.1	When the parties may terminate this agreement

Either party may terminate this agreement immediately by written notice if the other party:

(a)	ceases to be a party to the Shareholders Agreement;

(b)	materially breaches any term of this agreement which is capable of remedy, and does not remedy that breach within 90 days of being requested by the requesting party in writing to do so;

(c)	materially breaches this agreement and that breach is not capable of remedy;

(d)	ceases to carry on business; or

(e)	suffers an Insolvency Event.

16.2	Termination for convenience

The Licensee and/or the Licensor may terminate this agreement for convenience at any time after the third anniversary of the execution of this Agreement on 24 months’ written notice.

16.3	Termination by Licensor

(a)

If lsorad terminates the license granted to the Licensor under the Isorad Licence Agreement and any applicable cure period has expired, the Licensor may terminate this agreement as it relates to the Isorad Technology.

(b)	For clarity, if clause 16.3(a) occurs, the licences granted in clause 3.1 continue (to the extent feasibly possible, including as they relate to the Security Matters Technology);

16.4	Consequences of termination

Subject to clause 16.3(b), if this agreement is terminated:

(a)	the Shareholders Agreement may be terminated by the Licensor;

(b)

termination will not affect the rights or obligations which have accrued up to the date of termination or any other rights and obligations which under the terms of this agreement are expressed to survive or are capable of surviving termination;

(c)	the Licensee must stop using and exploiting the Isorad Technology and / or the Security Matters Technology;

(d)	the Licensee must return to the Licensor all Confidential Information and destroy any products developed, or produced from the Isorad Technology and / or the Security Matters Technology;

(e)

clauses 16.4(a), 16.4(c) and 16.4(d) will apply in relation to all of the Isorad Technology and / or the Security Matters Technology and any sub-licence granted by the Licensee of the Security Matters Technology and will be novated to the Licensor on the same terms as are contained in the sub-licence between the Licensee and the End User.

17.	Confidential Information

17.1	Obligation

Subject to this clause, each party must maintain in confidence all Confidential Information and ensure that the Confidential Information is kept confidential.

17.2	Exceptions to confidentiality

A party (Recipient) may reveal Confidential Information of another party (Provider):

(a)

if required by law or by any stock exchange to disclose, in which case the Recipient must immediately notify the Provider of the requirement and must take lawful steps and permit the Provider to oppose or restrict the disclosure to preserve, as far as possible, the confidentiality of the Confidential Information;

(b)	if the Confidential Information is in or enters the public domain for reasons other than a breach of this agreement;

(c)	if the Confidential Information is disclosed to the Recipient by a third party legally entitled to disclose that information and who is not under an obligation of confidentiality to the Provider; or

(d)	to its professional advisers to obtain professional advice.

17.3	Survival of clause

This clause 17 will survive the termination of this agreement.

18.	Assignment

This agreement is personal to each party and neither party may assign the rights or benefits of this agreement to any person except:

(a)

if the proposed assignment is to a related body corporate, after obtaining the consent of the other party, which the other party must not withhold if it is reasonably satisfied that the related body corporate has sufficient assets, resources and expertise to perform all of the obligations of the assigning party under this agreement; or

(b)	if the proposed assignment is to any other person, with the prior consent of the other party, which the other party may give conditionally or withhold at its absolute discretion.

19.	Post termination Restraints

19.1	Qualification

Clause 19.3(a) will not apply, or any if W.A. Mint Pty Ltdis required, directed or published in writing by the [REDACTED]

19.2	Circumstances

The Licensee acknowledges that it will:

(a)	have a high level of access to Confidential Information;

(b)	gain knowledge of the Security Matters Technology well beyond that in general circulation;

(c)	have knowledge of, and influence over, the clients of the Licensor because of the personal relationships the Licensee will form;

(d)	as a result of each of the foregoing, have the ability to cause significant damage to the Licensor,

(collectively the Circumstances).

19.3	Restrictive covenants

To protect the Licensor’s interests in light of the Circumstances, the Licensee and W.A. Mint Pty Ltd agree that they will not, during the Restraint Period and in the Restraint Area:

(a)	(compete) have any Involvement in or with any Restricted Business; or

(b)	(solicit Business Contacts) directly or indirectly:

(i)

solicit or attempt to solicit any Business Contact, where such solicitation in any way relates to products or services provided by the Licensor or to be received by the Licensor from the Business Contact; or

(ii)	divert, entice or take away, or attempt to divert, entice or take away, any Business Contact; or

(c)	(solicit Prospective Business Contacts) directly or indirectly:

(i)

solicit or attempt to solicit any Prospective Business Contact, where such solicitation in any way relates to products or services proposed to be provided by the Licensor or proposed to be received by the Licensor from the Prospective Business Contact; or

(ii)	divert, entice or take away, or attempt to divert, entice or take away, any Prospective Business Contact; or

(d)

(solicit personnel) directly or indirectly, offer to hire, entice away, or in any other manner persuade or attempt to persuade any director, officer, employee, agent or representative of the Licensor who has held that position at any time within 12 months of the date of solicitation, to discontinue his, her or its relationship with the Licensor; or

(e)	(assist or procure) directly or indirectly assist any person to, or procure that any person, do any of the acts or anything else contemplated by clauses (a) to (d) above (as applicable),

(each a Restraint).

19.4	Separate Restraints

(a)

Clause 19.3 has effect as comprising each of the separate provisions which results from application of the Restraint Period and the Restraint Area to each category of conduct referred to in clauses 19.3(a) through 19.3(e).

(b)	Each of these separate provisions operates concurrently and independently.

(c)	If any separate provision referred to in clause 19.3 is unenforceable, illegal or void, that provision is severed and the other provisions remain in force.

(d)

If any separate provision in clause 19.3 is unenforceable, illegal or void in a jurisdiction but not in another jurisdiction, then that provision is severed only in respect of the operation of this Agreement in the jurisdiction where it is unenforceable, illegal or void.

(e)	For the avoidance of doubt, the parties intend that:

(i)

the Restraint Area be the largest area enforceable and, if necessary, the Restraint Areas in the definition of “Restraint Area” in clause 19.8 be read in such a manner that the parties have listed them in descending order of preference; and

(ii)

the Restraint Period be the longest period enforceable and, if necessary, the Restraint Periods in the definition of “Restraint Period” in clause 19.9 be read in such a manner that the parties have listed them in descending order of preference.

19.5	Exceptions

Nothing in clause 19.3 precludes the Licensee from:

(a)

owning marketable securities of a corporation or trust which are listed on a recognised stock exchange in Australia or elsewhere provided that the Licensee holds not more than 1% of the total marketable securities of the corporation or trust; or

(b)	being Involved in a part of the business of any entity that in no way competes with the Company.

19.6	Restraints reasonable

In light of the Circumstances the Licensee acknowledges that each of the separate provisions in clause 19.3 is a fair and reasonable restraint of trade.

19.7	Remedies

The Licensee acknowledges that:

(a)	a breach of clause 19.3 would be harmful to the business interests of the Group and monetary damages alone would not be a sufficient remedy for a breach of clause 19.3; and

(b)

in addition to any other remedy which may be available in law or equity, the Company, (any Group Company or any combination of them) is entitled to interim, interlocutory and permanent injunctions (or any of them) to prevent breach of clause 19.3 and to compel specific performance of it.

19.8	Definition of Restraint Area

Restraint Area means:

(a)	Worldwide or if that is not enforceable;

(b)	Europe, Asia, North and South America, the Middle East, Australia and New Zealand or if that is not enforceable;

(c)	Europe, Asia, Australia, North and South America, and New Zealand or if that is not enforceable;

(d)	Asia, Australia and New Zealand, the United States or if that is not enforceable;

(e)	Australia, United States and New Zealand or if that is not enforceable;

(f)	Australia.

19.9	Definition of Restraint Period

Restraint Period means for a period of:

(a)	24 months from the date of termination of this Agreement; or if that is not enforceable;

(b)	12 months from the date of termination of this Agreement; or if that is not enforceable;

(c)	6 months.

20.	Warranties Of Capacity

20.1	Representations and warranties

The Licensor represents and warrants to the Licensee and W.A. Mint Pty Ltd (both on the date of this agreement and each day up to and including the Termination Date) that:

(a)

Rights, title and interest: it has all right, title and interest to grant the rights it grants to the Licensee under this agreement (including full rights to grant the licenses set out in the agreement to the Isorad Technology and the Security Matters Technology);

(b)

Non-infringement: the Licensee’s (and any End User’s) use or exploitation of the Isorad Technology or Security Matters Technology in accordance with permitted rights in this agreement, will not infringe the Intellectual Property Rights of any third party;

(c)	proper authorisation: its execution and delivery of this document has been properly authorised by all necessary corporate action;

(d)	corporate power: it has full corporate power and lawful authority to execute and deliver this document and to perform or cause to be performed its obligations under this document;

(e)

no breach: its execution of this document will not result in the breach of or default under any material term or provision of any agreement or deed, or any writ, order or injunction, judgment, law, rule or regulation to which it is a party or is subject or by which it is bound;

(f)

no third party right: to its knowledge, other than Soreq, there is no right of a person other than the Licensor in respect of the Intellectual Property Rights subject to this agreement which conflicts with the rights granted to the Licensee under this agreement or which entitles the person to dispute the use of such Intellectual Property Rights by the Licensee or its end user customers;

(g)

no actions: to its knowledge there are no actions, claims, proceedings or investigations pending or threatened against it or by, against or before any person which may have a material effect on the subject matter of this document;

(h)

documents effective: this document constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms (except to the extent limited by equitable principles and laws affecting creditors’ rights generally), subject to any necessary stamping or registration;

(i)	no contravention: neither the execution of this document nor the carrying out by it of the transactions that this document contemplates, does or will:

(i)	contravene any law to which it or any of its property is subject or any order of any government agency that is binding on it or any of its property;

(ii)	contravene any undertaking or instrument binding on it or any of its property; or

(iii)	contravene its constitution.

20.2	Reliance on representations and warranties

The Licensor acknowledges that the Licensee has executed this document and agreed to take part in the transactions that this document contemplates in reliance on the representations and warranties that are made or repeated in this clause 19.

20.3	General warranties

Each party warrants to each other party that:

(a)	this agreement creates legal, valid and binding obligations, enforceable against the relevant party in accordance with its terms; and

(b)	unless otherwise stated, it has not entered into this agreement in the capacity of trustee of any trust.

20.4	Power of attorney

If an attorney executes this agreement on behalf of any party, the attorney declares that it has no notice of the revocation of that power of attorney.

21.	Resolution of disputes

21.1	Procedure for Resolving Disputes

(a)

Any dispute arising out of or in connection with this agreement, including any question regarding its existence, validity or termination (Dispute) must be resolved in accordance with the procedure set out in this clause 21.1.

(b)	Nothing in this clause 21 will prevent a party commencing court proceedings for the purposes of seeking urgent injunctive or similar interim relief from a court.

(c)	The sequence to resolve a Dispute is as follows:

(i)	(negotiation) First, the Dispute will be resolved by negotiation in accordance with clause 21.2.

(ii)

(court) Second, if the Dispute remains unresolved (in whole or part) after the expiration period for negotiation referred to in clause 21.2, then a Party will be entitled to commence court proceedings.

(d)

Unless another Party fails to comply with any of the procedures set out in clause 21.2, and without prejudice to clause 21.1(b), a Party is not entitled to commence court proceedings in relation to a dispute unless and until the procedures set out in clause 21.2 are complied with according to the sequence in clause 21.1(c) .

(e)	Until a Dispute is finally agreed, determined, adjudicated or settled in accordance with the foregoing provisions of this clause 21.1, the status quo will remain in relation to such matter.

21.2	Negotiation

(a)	(Dispute notice): A Party may give a Dispute notice to the other Party(s) in accordance with clause 21.2(b) setting out the matters the subject of the Dispute.

(b)

(Requirements for Notice) A notice given under clause 21.2(a) must include or be accompanied by reasonable particulars of the matters the subject of the Dispute and contain the position (including reasons for that position) of the Party who delivered the notice.

(c)

(Good faith negotiation) The parties involved in the Dispute must attempt to resolve the Dispute within 10 Business Days (or such shorter period as the parties may agree in writing) from the date on which the Party receives a Dispute notice under clause 21.2(a).

(d)

(Representatives negotiations) If the Dispute has not been resolved within the specified time period set out in clause 21.2(c), then the parties must each appoint a representative with authority to negotiate in good faith (together, the Representatives) in an attempt to resolve the Dispute as soon as practicable and, in any event, within 5 Business Days.

(e)	(Representatives) The Representative appointed by:

(i)	Licensor, is Haggai Alon; and

(ii)	WA Mint and the Licensee, is Richard Hayes.

(f)	(joint decision binding) The joint decision (if any) of the Representatives will be reduced to writing and will be contractually binding on the parties.

21.3	Costs

Each Party will bear their own costs (including legal costs) in relation to any good faith negotiations undertaken pursuant to clause 21.2(c) and any representatives negotiations undertaken pursuant to clause 21.2(d).

22.	General Provisions

22.1	Entire agreement

This agreement constitutes the entire agreement between the parties regarding the matters set out in it and supersedes any prior representations, understandings or arrangements made between the parties, whether orally or in writing.

22.2	Variation

This agreement must not be varied except by a later written document executed by all parties.

22.3	Waiver

A right created by this agreement cannot be waived except in writing signed by the party entitled to that right. Delay by a party in exercising a right does not constitute a waiver of that right, nor will a waiver (either wholly or in part) by a party of a right operate as a subsequent waiver of the same right or of any other right of that party.

22.4	Further assurances

Each party must promptly execute all documents and do every thing reasonably necessary or desirable to give full effect to the arrangements contained in this agreement.

22.5	Governing law and jurisdiction

(a)	The laws applicable in Western Australia govern this agreement.

(b)	The parties submit to the non-exclusive jurisdiction of the courts of Western Australia and any courts competent to hear appeals from those courts.

22.6	Severance

If any clause or part of any clause is in any way unenforceable, invalid or illegal, it is to be read down so as to be enforceable, valid and legal. If this is not possible, the clause (or where possible, the offending part) is to be severed from this agreement without affecting the enforceability, validity or legality of the remaining clauses (or parts of those clauses) which will continue in full force and effect.

22.7	Preservation of existing rights

The expiration or termination of this agreement does not affect any right that has accrued to a party before the expiration or termination date.

22.8	No merger

Any right or obligation of any party that is expressed to operate or have effect on or after the completion, expiration or termination of this agreement for any reason, will not merge on the occurrence of that event but will remain in full force and effect.

22.9	Relationship of parties

Unless otherwise stated:

(a)	nothing in this agreement creates a joint venture, partnership, or the relationship of principal and agent, or employee and employer between the parties; and

(b)

no party has the authority to bind any other party by any representation, declaration or admission, or to make any contract or commitment on behalf of any other party or to pledge any other party’s credit.

22.10	Good faith

Each party must act in good faith towards all other parties and use its best endeavours to comply with the spirit and intention of this agreement.

22.11	Legal expenses

Each party must pay its own legal costs and disbursements in connection with the negotiation, preparation, execution and carrying into effect of this agreement.

22.12	Notices

Form

Any notice, demand, consent, approval, request or other communication (notice) to be given under this agreement must be in writing in the English language and must be given to the recipient at its address for service by being:

(a)	hand delivered;

(b)	sent by email transmission;

(c)	sent by prepaid ordinary mail within Australia; or

(d)	sent by prepaid Express Post International airmail to the address for service of the recipient party, if the address for service of the sender and the recipient are in different countries.

Time

A notice is given if:

(e)	hand delivered, on the date of delivery;

(f)	sent by email transmission during any Business Day, on the date that the sending party’s electronic equipment reported that the email had been delivered;

(g)	sent by prepaid ordinary mail within Australia, on the date that is 4 Business Days after the date of posting; or

(h)	sent by prepaid Express Post International airmail between countries, on the date that is 10 Business Days after the date of posting.

Initial service details

The addresses for service are initially as follows, however, each party may notify the other parties of their new address for service from time to time:

Security Matters:

Address: c/- K&L Gates, Level 25, 525 Collins Street, Melbourne

Electronic mail: haggai@securitymattersltd.com

Attention: Haggai Alon, CEO

WA Mint:

Address: 310 Hay Street, East Perth, Western Australia 6005

Electronic mail: risk@perthmint.com

Attention: Company Secretary

True Gold:

Address: 51B Marlow Street, Wembley, 6014

Electronic mail: zeren@securitymattersltd.com

Attention: Zeren Browne

22.13	Counterparts

This Agreement may be executed in any number of counterparts, each of which is an original. All of the counterparts together constitute the one document, as if the signatures on the counterparts were on a single copy of this Agreement. A party who has executed a counterpart of this Agreement may deliver it to, or exchange it with, another party by emailing a pdf (portable document format) copy of the entire executed counterpart to that other party at its address for service for electronic mail.

EXECUTED as an agreement.

Executed as an agreement

Executed by Security Matters Ltd (Israel) by a duly authorized person in accordance with the laws of Israel:	) ) )

/s/ Haggai Alon
Signature of Director		Signature of Witness

Haggai Alon
Name of Director		Name of Witness

Executed by True Gold Consortium Pty Ltd ACN 641 483 374 in accordance with section 127(1) of the Corporations Act 2001 (Cth):

/s/ Zeren Browne
Signature of Director	Signature of Director or Company Secretary

Zeren Browne
Name of Director	Name of Director or Company Secretary

Executed by W.A. Mint Pty Ltd ACN 054 024 314 in accordance with section 127(1) of the Corporations Act 2001 (Cth):

/s/ Richard Hayes	/s/ David J. Koch
Signature of Director	Signature of Director or Company Secretary

Richard Hayes	David J. Koch - Company Secretary
Name of Director	Name of Director or Company Secretary